Exhibit 4.1

Execution Version

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of January 15, 2013, but effective as of the Effective Date (as defined in Section 2 hereof), is among NGL ENERGY PARTNERS LP, a Delaware limited partnership (the “Company”), and the NOTEHOLDERS listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A.            The Company and the Purchasers party thereto entered into a Note Purchase Agreement dated as of June 19, 2012 (the “Existing Note Agreement”, and as amended hereby, the “Note Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.

B.            The Guarantors entered into that certain Guaranty Agreement, dated as of June 19, 2012 (as heretofore amended, supplemented or otherwise modified, the “Guaranty Agreement”).

C.            The Company has requested that the Noteholders amend the Existing Note Agreement as more fully described herein below.

D.            The Noteholders are willing to agree to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

Section 1.              AMENDMENTS TO EXISTING NOTE AGREEMENT.  Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholders hereby agree to amend the Existing Note Agreement as set forth below, effective as of the Effective Date (as hereinafter defined):

(a)           Section 7.1 of the Existing Note Agreement is hereby amended by (i) deleting the punctuation “.” at the end of each of clause (f) and clause (g) thereof and inserting in lieu of each thereof “;” and (ii) adding a new Section 7.1(h), to read in its entirety to read as follows:

(h)           Borrowing Base Certificate — a Borrowing Base Certificate and Product Position Report, each in form and substance reasonably acceptable to the Required Holders (i) within 10 Business Days of the end of each month, (ii) at such other times as the Note Parties shall elect, and (iii) following the occurrence of an Event of Default, at such other times as the Required Holders may request for the period covered thereby, in each case together with supporting documentation; and

(b)           Section 7.1 of the Existing Note Agreement is hereby amended by adding a new Section 7.1(i), to read in its entirety to read as follows:

(i)            Secured Qualified Hedging Obligations  — promptly, and in any event within five Business Days after a Responsible Officer of the Company becomes aware of the occurrence of any ECP Collateral Shortfall under Section 2.5(f) of the Credit Agreement (as in effect on the Amendment No. 1 Effective Date) or that the Administrative Agent or any other Person has given any notice or taken any action with respect to a claimed Collateral insufficiency thereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto, in each case together with supporting documentation.

(c)           Sections 9.12(b) and 9.12(c) of the Existing Note Agreement are hereby amended and restated in their entirety as follows:

(b)           (i) Keep the Risk Management Policy in full force and effect, and in accordance therewith, conduct its business in compliance with the Risk Management Policy, and (ii) ensure that the Note Parties’ Net Open Positions at no time exceeds 175,000 barrels or barrel equivalents of Crude Oil and no more than 400,000 barrels of Natural Gas Liquids.

(c)           Provide written notice to the holders of Notes of any material amendment, modification, supplement or other change to the Risk Management Policy not later than 10 Business Days after any such amendment, modification, supplement or other change; provided that changes in personnel reflected in the Risk Management Policy will not be deemed “material” for purposes of this Section 9.12(c) and provided further that no changes shall be made by the Note Parties that would have the effect of causing the Note Parties’ Net Open Positions to exceed 175,000 barrels or barrel equivalents of Crude Oil or 400,000 barrels of Natural Gas Liquids at any time without the prior written consent of the Required Holders.

(d)           Section 9.15(c) of the Existing Note Agreement is hereby amended by (i) deleting the “.” at the end thereof and (ii) adding the following immediately following the phrase “pursuant to clause (ii) above)” as it appears at the end thereof:

; provided that, no Subsidiary that has been designated by the Company as an Exempted Joint Venture shall be required to become a Guarantor or grant any Liens hereunder or under any other Note Document to the extent that such Subsidiary continues to qualify as an Exempted Joint Venture; it being understood that no Exempted Joint Venture shall be eligible for an exemption from the requirements of this Section 9.15(c) if at the time of designation by the Company, the Investment basket set forth in Section 10.9(l) of this Agreement has been exhausted.

(e)           Section 10.5 of the Existing Note Agreement is hereby amended by (i) deleting “and” as it appears at the end of clause (n) thereof; (ii) deleting the punctuation “.” at the end of clause (o) thereof and inserting in lieu thereof “; and”, and (iii) by adding the following as new clause (p) immediately following clause (o) thereof:

(p)           Liens arising from the posting of cash or Cash Equivalents in favor of a Qualified Counterparty as and when required pursuant to Hedging Agreements permitted under Section 9.12.

(f)            Section 10.9 of the Existing Note Agreement is hereby amended by (i) deleting “and” as it appears at the end of clause (j) thereof; (ii) deleting the punctuation “.” at the end of clause (k) thereof and inserting in lieu thereof “; and”, and (iii) by adding the following as new clause (l) immediately following clause (k) thereof:

(l)            loans or advances to, or Investments in, any Exempted Joint Venture; provided that (i) the aggregate amount of all loans, advances and Investments permitted under this provision shall not exceed $125,000,000 during the term of this Agreement and (ii) with respect to each such loan, advance, or Investment, the Note Parties shall be in pro forma compliance with the financial covenants set forth in Section 10.6 of this Agreement immediately before and after giving effect to such loan, advance or Investment.

(g)           Section 11(c) of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

(c)           (x) the Company defaults in the performance of or compliance with any term contained in Sections 5.14, 7.1(a), 7.1(b), 7.1(e), 7.1(f), 7.2, 9.2, 9.15 or Section 10, or (y) the Company defaults in the performance of or compliance with any term contained in Section 9.12(b)(ii) and such default is not remedied within three Business Days after the earlier of (i) a Responsible Officer of a Note Party obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)(y)); or

(h)           Section 11 of the Existing Note Agreement is hereby amended by deleting clause (l) thereof in its entirety.

(i)            Schedule B of the Existing Note Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Amendment No. 1” means Amendment No. 1 to Note Purchase Agreement, date as of January 15, 2013, by and among the Company and the holders of Notes party thereto.

“Amendment No. 1 Effective Date” means the “Effective Date” as defined in Amendment No. 1.

“Borrowing Base Certificate” means a certificate completed in the form of Exhibit G attached to the Credit Agreement (and otherwise in form and substance satisfactory to the Purchasers), signed by a Responsible Officer of the Company.

“ECP Collateral Shortfall” shall have the meaning specified for such term in the Credit Agreement as in effect on the Amendment No. 1 Effective Date.

“Exempted Joint Venture” means, at any time, any Business Entity that is not a Note Party (i) whose Equity Interests are directly held legally or beneficially by a Note Party (or group of Note Parties) in an amount not to exceed 75% of the outstanding Equity Interests of such Business Entity, determined as of the date the Company designated such Business Entity to be an “Exempted Joint Venture” consistent with (iii) below, (ii) all of whose Equity Interests held by any Note Party are subject to a first priority perfected security interest for the benefit of the Secured Parties pursuant to the Security Agreement (except that such Equity Interests shall not be deemed “Excluded Assets” as defined in the Security Agreement), (iii) that has been designated, in writing, by the Company to the holders of the Notes to be an “Exempted Joint Venture”, and (iv) that is engaged in a business consistent with Section 10.3 of this Agreement.

“Product Position Report” means a report in form and substance satisfactory to the Purchasers detailing inventory, derivative contracts on Product, including futures, and fixed price Product purchase and sale agreements.

Section 2.              CONDITIONS PRECEDENT.  The amendments provided in Section 1 of this Amendment shall become effective (the date of such effectiveness being referred to herein as the “Effective Date”) upon the satisfaction of each of the following conditions (with each of the documents referred to below being in form and substance satisfactory to the Noteholders and in full force and effect):

(a)           Execution and Delivery of this Amendment.  The Noteholders shall have received a copy of this Amendment executed and delivered by the Company and the Guarantors.

(b)           Representations and Warranties.  Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Effective Date as if made on and as of such date, both before and after giving effect to this Amendment.

(c)           Amendment to Credit Agreement Documents.  The Noteholders shall have received a copy of an amendment in respect of the Credit Agreement (the “Credit Agreement Amendment”), dated the date hereof, and any other documents entered into in connection therewith (collectively, the “Credit Agreement Amendment Documents”), in each case in form and substance satisfactory to the Noteholders and executed and delivered by the Note Parties, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement), as applicable.

(d)           Omnibus Amendment to Other Note Documents.  The Noteholders shall have received a copy of an omnibus amendment in respect of the Security Agreement and the Intercreditor Agreement dated the date hereof, in form and substance satisfactory to the Noteholders and executed and delivered by the Note Parties, the Noteholders, the Administrative Agent, the Collateral Agent and certain of the other Secured Parties, as applicable.

(e)           Payment of Amendment Fee.  The Company shall have paid a fee to each Noteholder equal to 0.05% multiplied by the aggregate outstanding principal amount of the

Notes held by such Noteholder.

(f)            Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to the Noteholders and their special counsel, and the Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or such special counsel may reasonably request.

Section 3.              REPRESENTATIONS AND WARRANTIES.  To induce the Noteholders to enter into this Amendment, the Company represents and warrants to the Noteholders on the Effective Date as follows:

(a)           Organization; Power and Authority.  Each Note Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each Note Party has the organizational power and authority to execute and deliver this Amendment and any other documents in connection herewith (collectively, the “Note Agreement Amendment Documents”) to which it is a party and to perform the provisions hereof and thereof.

(b)           Due Authorization; Binding Effect.  The Note Agreement Amendment Documents have been duly authorized, executed and delivered by the Note Parties party thereto, and the Note Agreement Amendment Documents and the Note Documents (as and to the extent amended on the date hereof) constitute the legal, valid and binding obligations of each Note Party party thereto, enforceable in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)           Note Agreement Representations and Warranties.  Each of the representations and warranties made by the Note Parties in the Note Agreement is true and correct on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct as of such earlier date).

(d)           No Default.  No Default or Event of Default exists under any of the Note Documents before or after giving effect to the amendments provided hereunder.

(e)           Compliance with Laws; Governmental Consents.  The execution, delivery and performance of this Amendment and the other Note Agreement Amendment Documents by the Note Parties party thereto, and compliance by the Note Parties with all the provisions hereof and thereof, will not conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

(f)            Amendment Fee.  The Company has paid (or will pay) a fee to each of the Lenders executing the Credit Agreement Amendment equal to 0.05% multiplied by the aggregate outstanding Commitments (as defined in the Credit Agreement) of such Lender under the Credit Agreement (excluding any fees separately payable to any Lenders increasing their commitments in connection with the Credit Agreement Amendment).

Section 4.              EXPENSES.

Whether or not the transactions contemplated hereby are consummated, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment and the other Note Agreement Amendment Documents, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment and the other Note Agreement Amendment Documents, and all other related documentation.  This Section 4 shall not be construed to limit the Company’s obligations under Section 15.1 of the Note Agreement.

Section 5.              MISCELLANEOUS.

(a)           APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

(c)           Affirmation of Obligations.  Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, the Guarantors consent to the execution and delivery of this Amendment and the other Note Agreement Amendment Documents by the parties hereto.  As a material inducement to the undersigned to amend the Existing Note Agreement, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment and the other Note Agreement Amendment Documents shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(d)           Note Document.  This Amendment is a Note Document and all of the provisions of the Note Agreement which apply to Note Documents apply hereto.

 (Remainder of Page Intentionally Left Blank; Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

NGL ENERGY PARTNERS LP

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Note Agreement

The foregoing is hereby
agreed to as of the
date hereof.

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Noteholder

By:	/s/ [illegible signature]
Vice President

PRUCO LIFE INSURANCE COMPANY, as a Noteholder

By:	/s/ [illegible signature]
Vice President

UNIVERSAL PRUDENTIAL ARIZONA
REINSURANCE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ [illegible signature]
Vice President

PRUDENTIAL ARIZONA REINSURANCE
CAPTIVE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ [illegible signature]
Vice President

Signature Page to Amendment No. 1 to Note Agreement

PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ [illegible signature]
Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ [illegible signature]
Vice President

Signature Page to Amendment No. 1 to Note Agreement

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

COMMERCE AND INDUSTRY INSURANCE COMPANY

NEW HAMPSHIRE INSURANCE COMPANY

CHARTIS PROPERTY CASUALTY COMPANY

By:	AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

	By:	/s/ Ted Etlinger
	Name:	Ted Etlinger
	Title:	Managing Director

Signature Page to Amendment No. 1 to Note Agreement

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA, as a Noteholder

By:	/s/ Andrew M. Leicester
Name:	Andrew M. Leicester
Title:	Director

Signature Page to Amendment No. 1 to Note Agreement

SUN LIFE ASSURANCE COMPANY OF
CANADA, as a Noteholder

By:	/s/ Keith Cressman
Name: Keith Cressman
Title: Senior Managing Director

By:	/s/ Ben Baidoe-Ansah
Name: Ben Baidoe-Ansah
Title: Senior Director

Signature Page to Amendment No. 1 to Note Agreement

Agreed to and acknowledged by the undersigned:

GUARANTORS:

NGL ENERGY OPERATING LLC, a Delaware
limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

NGL SUPPLY, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

HICKSGAS, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

NGL SUPPLY RETAIL, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Note Agreement

NGL SUPPLY WHOLESALE, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

NGL SUPPLY TERMINAL COMPANY, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

OSTERMAN PROPANE, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

NGL-NE REAL ESTATE, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

NGL-MA REAL ESTATE, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Note Agreement

NGL-MA, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

NGL-NE, LLC, a Delaware limited liability company

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Note Agreement

HIGH SIERRA ENERGY, LP, a Delaware limited partnership

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

GREENSBURG OILFIELD, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

ANTICLINE DISPOSAL, LLC, a Wyoming limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

HIGH SIERRA SERTCO, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

Signature Page to Amendment No. 1 to Note Agreement

HIGH SIERRA ENERGY MARKETING, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

CENTENNIAL ENERGY, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

CENTENNIAL GAS LIQUIDS ULC, an Alberta unlimited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

HIGH SIERRA TRANSPORTATION, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

Signature Page to Amendment No. 1 to Note Agreement

HIGH SIERRA CRUDE OIL & MARKETING, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

HIGH SIERRA WATER SERVICES, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

ANDREWS OIL BUYERS, INC., a Texas corporation

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

HIGH SIERRA ENERGY OPERATING, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

Signature Page to Amendment No. 1 to Note Agreement

HIGH SIERRA COMPRESSION, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

HIGH SIERRA WATER HOLDINGS, LLC, a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

PETRO SOURCE TRANSPORTATION, L.L.C. , a Colorado limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer and President

Signature Page to Amendment No. 1 to Note Agreement

HIGH SIERRA WATER-EAGLE FORD, LLC, a Delaware limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

PETRO SOURCE TERMINALS, LLC, a Texas limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

Signature Page to Amendment No. 1 to Note Agreement

BLACK HAWK GATHERING, L.L.C.,
a Texas limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

MIDSTREAM OPERATIONS L.L.C.,
a Texas limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

PECOS GATHERING & MARKETING, L.L.C.,
a Texas limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

STRIKER OILFIELD SERVICES, LLC,
a Texas limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

TRANSWEST LEASING, LLC,
a Texas limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

Signature Page to Amendment No. 1 to Note Agreement

THIRD COAST TOWING, LLC,
a Texas limited liability company

By:	/s/ James J. Burke
	Name:	James J. Burke
	Title:	Chief Executive Officer & President

Signature Page to Amendment No. 1 to Note Agreement